Exhibit 99.1

BIOLASE REPORTS THIRD QUARTER FINANCIAL RESULTS; COMPANY BENEFITTING FROM STRATEGIC ACTIONS TAKEN TO STREAMLINE OPERATIONS AND GAIN GREATER OPERATIONAL EFFICIENCIES

LAKE FOREST, Calif., November 9, 2023 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced its financial results for the third quarter ended September 30, 2023.

Third Quarter Financial Summary

•
Total revenue was $10.9 million, below the year-ago revenue, as the current macro-environment is impacting laser system sales
•
Total consumable sales were $2.9 million, a 10% year-over-year increase as utilization of installed laser systems continues to increase
•
Gross margin was 34%, a 1,400-basis expansion compared to the year-ago level due to the specific actions taken by the Company to drive toward profitability
•
Continued operating improvements and efficiencies reduced operating loss by 52% year over year compared to the year-ago quarter

“We are continuing to experience heightened interest in our industry-leading dental lasers; however, the uncertainty caused by the macroeconomic environment is extending our sales cycle,” commented John Beaver, President, and Chief Executive Officer of BIOLASE. “We believe there are several factors contributing to the longer decision-making process, including higher interest rates. However, it’s critical that we maintain our revenue-generating activities to drive greater awareness and interest in our award-winning lasers so that when we return to a more normalized economic climate, we are ready to capitalize on the significant market opportunity we have in front of us. We remain encouraged that new customer acquisition efforts remain strong and the utilization by our installed base continues to grow, as evidenced by the 10% increase in our consumable sales during the quarter. Additionally, our internal optimization actions over the previous quarters have dramatically improved our operations and are beginning to bear fruit. For example, our acquisition of a trunk fiber supplier has allowed us to supplement third-party key components with our in-house manufactured components, significantly expanding our gross margin. Such efforts to reduce our operating expenses enable us to achieve greater efficiencies and improve overall operating performance. We believe that these initiatives considerably reduced our losses and position us for greater success as the economy strengthens. We believe this winning formula – driving greater adoption of our dental lasers and prudent expense management will allow us to meet our revenue and profitability objectives.”

Third Quarter Financial Results

Net revenue for the quarter ended September 30, 2023 was $10.9 million, a decrease of 9% compared to net revenue of $12.0 million for the quarter ended September 30, 2022. U.S. laser revenue was $3.8 million for the quarter ended September 30, 2023, a decrease of 17% compared to U.S. laser revenue of $4.6 million for the quarter ended September 30, 2022. U.S. consumables and other revenue for the quarter ended September 30, 2023, which consists of revenue from consumable products such as disposable tips, increased 22% year over year. International laser revenue was $2.9 million for the quarter ended September 30, 2023, an increase of 5% compared to international laser revenue of $2.8 million for the quarter ended September 30, 2022. International consumables and other revenue for the quarter ended September 30, 2023, which consists of revenue from consumable products such as disposable tips, decreased 16% year over year.

Gross margin for the quarter ended September 30, 2023 was 34% compared to 20% for the quarter ended September 30, 2022. The increase in gross profit as a percentage of revenue reflects improvement from changing to new suppliers, which resulted in lower inventory reserves and warranty expenses, along with the impact of a favorable mix from higher margin consumables sales for the quarter ended September 30, 2023. Total operating expenses were $7.4 million for the quarter ended September 30, 2023, compared to $10.1 million for the quarter ended September 30, 2022, a 26% decrease year over year. Operating loss for the quarter ended September 30, 2023 was $3.7 million, compared to an operating loss of $7.7 million for the quarter ended September 30, 2022, an improvement of 52% year over year.

The Company had cash and cash equivalents of approximately $7.8 million on September 30, 2023.

Net Loss and Adjusted EBITDA

The Non-GAAP Financial Measures at the end of this news release provide the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's adjusted EBITDA and adjusted EBITDA per share.

Net loss attributable to common stockholders for the quarter ended September 30, 2023 was $4.6 million, or $3.89 per share, compared to a net loss of $8.4 million, or $110.36 per share (as adjusted for the reverse stock split), for the quarter ended September 30, 2022. Adjusted EBITDA for the quarter ended September 30, 2023 was a loss of $3.1 million, or $2.67 per share, compared with an adjusted EBITDA loss of $5.6 million, or $73.99 per share (as adjusted for the reverse stock split), for the quarter ended September 30, 2022.

2023 Full Year Financial Guidance

The Company currently expects full year 2023 revenue to be 1 to 3% higher than full year 2022 revenue. In addition, the Company expects net loss from operations for both the full year 2023 and for the fourth quarter of 2023 to be significantly improved compared to the comparable periods for the prior year.

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the third quarter ended September 30, 2023, and to answer questions. To access the live call, dial 1-866-682-6100 (U.S.) or +1 862-298-0702 (International) and ask to join the BIOLASE call.

A live and archived webcast of the conference call will be accessible on the BIOLASE Investor Relations page. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay, dial 1-877-481-4010 or +1 919-882-2331 (International) and enter replay passcode: 49456.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. As of December 31, 2022, BIOLASE's proprietary laser products incorporate approximately 259 active patents and 24 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE's principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. From 1998 through December 31, 2022, BIOLASE has sold over 45,500 laser systems in over 80 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer applications.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, regarding BIOLASE’s expected revenue and revenue growth. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including, but not limited to, pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, substantial doubt regarding BIOLASE's ability to continue as a going concern, inability to raise additional capital on terms acceptable to BIOLASE and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net revenue	$10,921	$12,010	$35,674	$34,411
Cost of revenue	7,175	9,565	22,474	22,096
Gross profit	3,746	2,445	13,200	12,315
Operating expenses:
Sales and marketing	3,402	5,008	14,214	15,224
General and administrative	2,679	3,109	7,495	8,825
Engineering and development	1,362	1,979	4,352	5,177
Total operating expenses	7,443	10,096	26,061	29,226
Loss from operations	(3,697)	(7,651)	(12,861)	(16,911)
Loss on foreign currency transactions	(307)	(329)	(522)	(552)
Interest expense, net	(598)	(424)	(1,758)	(1,287)
Other income (expenses), net	28	—	(119)	—
Non-operating loss, net	(877)	(753)	(2,399)	(1,839)
Loss before income tax (provision) benefit	(4,574)	(8,404)	(15,260)	(18,750)
Income tax (provision) benefit	(15)	17	(46)	(23)
Net loss	(4,589)	(8,387)	(15,306)	(18,773)
Other comprehensive loss items:
Foreign currency translation adjustments	(105)	(152)	14	(415)
Comprehensive loss	$(4,694)	$(8,539)	$(15,292)	$(19,188)

Net loss	$(4,589)	$(8,387)	$(15,306)	$(18,773)
Deemed dividend on convertible preferred stock	—	—	—	(217)
Net loss attributable to common stockholders	$(4,589)	$(8,387)	$(15,306)	$(18,990)

Net loss per share attributable to common stockholders:
Basic and Diluted	$(3.89)	$(110.36)	$(22.28)	$(287.73)
Shares used in the calculation of net loss per share:
Basic and Diluted	1,179	76	687	66

BIOLASE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	September 30,	December 31,
	2023	2022
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$7,809	$4,181
Accounts receivable, less allowance of $2,201 and $2,164 as of September 30, 2023 and December 31, 2022, respectively	4,388	5,841
Inventory	13,824	15,884
Prepaid expenses and other current assets	1,761	3,053
Total current assets	27,782	28,959
Property, plant, and equipment, net	6,049	4,278
Goodwill	2,926	2,926
Right-of-use assets, leases	1,718	1,768
Other assets	270	255
Total assets	$38,745	$38,186
LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,178	$5,786
Accrued liabilities	7,613	9,210
Deferred revenue, current portion	2,191	2,111
Current portion of term loans, net of discount	2,800	700
Total current liabilities	19,782	17,807
Deferred revenue	236	418
Warranty accrual	463	360
Non-current term loans, net of discount	11,307	13,091
Non-current operating lease liability	995	1,259
Other liabilities	78	362
Total liabilities	32,861	33,297
Series H Convertible Preferred stock, par value $0.001 per share	300	—
Series J Convertible Preferred stock, par value $0.001 per share	5,252	—
Total mezzanine equity	5,552	—
Stockholders' equity:
Common stock, par value $0.001 per share	2	—
Additional paid-in capital	312,523	301,790
Accumulated other comprehensive loss	(719)	(733)
Accumulated deficit	(311,474)	(296,168)
Total stockholders' equity	332	4,889
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$38,745	$38,186

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(15,306)	$(18,773)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation	2,133	369
Provision for bad debts	60	56
Provision for inventory excess and obsolescence	—	245
Inventory write-offs and disposals	—	1,486
Amortization of debt issuance costs	320	197
Change in fair value of warrants	(104)	—
Issuance costs for warrants	447	—
Stock-based compensation	1,050	1,691
Changes in operating assets and liabilities:
Accounts receivable	1,393	(664)
Inventory	(720)	(5,229)
Prepaid expenses and other current assets	1,322	(850)
Accounts payable and accrued liabilities	(2,301)	664
Deferred revenue	(102)	(371)
Net cash and cash equivalents used in operating activities	(11,808)	(21,179)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(1,126)	(3,256)
Net cash and cash equivalents used in investing activities	(1,126)	(3,256)
Cash Flows from Financing Activities:
Proceeds from the sale of common stock and pre-funded warrants, net of fees	8,503	5,635
Proceeds from the sale of Convertible Preferred Stock, net of fees	5,490	—
Proceeds from the sale of warrants, net of fees	1,743	—
Principal payment on loan	—	(1,000)
Proceeds from the exercise of common stock warrants	114	—
Proceeds from the exercise of preferred share warrants	699	—
Net cash and cash equivalents provided by financing activities	16,549	4,635
Effect of exchange rate changes	13	(415)
Increase (decrease) in cash, cash equivalents and restricted cash	3,628	(20,215)
Cash, cash equivalents and restricted cash, beginning of period	4,181	30,175
Cash and cash equivalents, end of period	$7,809	$9,960
Supplemental cash flow disclosure:
Cash paid for interest	$1,419	$1,110
Cash received for interest	$7	$23
Cash paid for income taxes	$12	$39
Cash paid for operating leases	$230	$219
Non-cash right-of-use assets obtained in exchange for lease obligation	$483	$562
Deemed dividend on preferred stock	$—	$217
Common stock issued upon exercise of preferred stock	$18,503	$—

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Adjusted EBITDA is defined as net loss before interest, taxes, depreciation, stock-based and other non-cash compensation, severance expense, change in allowance for doubtful accounts, increase in inventory reserves, and other (income) expense, net. Management uses adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA and

GAAP Net Loss Per Share to Adjusted EBITDA Per Share

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP net loss attributable to common stockholders	$(4,589)	$(8,387)	$(15,306)	$(18,990)
Deemed dividend on convertible preferred stock	—	—	—	217
GAAP net loss	$(4,589)	$(8,387)	$(15,306)	$(18,773)
Adjustments:
Interest expense, net	598	424	1,758	1,287
Income tax (provision) benefit	15	(17)	46	23
Depreciation	560	122	2,133	369
Severance expense	1	—	230	—
Change in allowance for doubtful accounts	18	(87)	60	56
Stock-based and other non-cash compensation	276	591	1,050	1,691
Increase in inventory reserves	—	1,731	—	1,731
Other (income) expense, net	(28)	—	119	—
Adjusted EBITDA	$(3,149)	$(5,623)	$(9,910)	$(13,616)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(3.89)	$(110.36)	$(22.28)	$(287.73)
Deemed dividend on convertible preferred stock	—	—	—	3.29
GAAP net loss per share, basic and diluted	$(3.89)	$(110.36)	$(22.28)	$(284.44)
Adjustments:
Interest expense, net	0.51	5.58	2.56	19.50
Income tax (provision) benefit	0.01	(0.22)	0.07	0.35
Depreciation	0.47	1.61	3.10	5.59
Severance expense	—	—	0.33	—
Change in allowance for doubtful accounts	0.02	(1.14)	0.09	0.85
Stock-based and other non-cash compensation	0.23	7.78	1.53	25.62
Increase in inventory reserves	—	22.76	—	26.23
Other (income) expense, net	(0.02)	—	0.17	—
Adjusted EBITDA per share, basic and diluted	$(2.67)	$(73.99)	$(14.43)	$(206.30)

Other (income) expense, net for the three and nine months ended September 30, 2023 relates to issuance costs from the May 2023 public offering that were allocated to the Series H warrants, and issuance costs from the September 2023 public offering that were allocated to the Series J warrants and immediately expensed due to the liability classification of the warrants. These expenses were partially offset by gains recorded on the revaluation of these warrants during the periods.